UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]           Preliminary Information Statement
[     ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ X ]           Definitive Information Statement

SOLTERA MINING CORP.
(Name of Registrant As Specified In Chapter)

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[ ]
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Definitive Copy

SOLTERA MINING CORP.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders:  July 8, 2008

1005 – 289 Drake Street
Vancouver, British Columbia
V6B 5Z5     Canada
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.                      Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Soltera in connection with the prior approval by the board of directors of Soltera, and receipt by the board of approval by written consent of the holders of a majority of Soltera’s outstanding shares of common stock, of a resolution to,

1.	amend the Fourth Article of the Articles of Soltera Mining Corp. by increasing the authorized capital from 75,000,000 shares to 200,000,000 shares of common stock with a par value of $0.001 per share;

(the “Resolution”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Soltera provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 15, 2008, the board of directors of Soltera approved and recommended the Resolution.  Subsequently, the holders of a majority of the voting power signed and delivered to Soltera written consents approving the Resolution, in lieu of a meeting.  Since the holders of the required majority of shares of common stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Soltera has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about July 29, 2008.

This Information Statement is dated July 8, 2008 and is first being mailed to stockholders on or about July 8, 2008.  Only shareholders of record at the close of business on April 15, 2008 are entitled to notice of the Resolution and to receive this Information Statement.

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Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of Soltera to increase the authorized capital is being made, in part, to provide Soltera with more flexibility and opportunities to conduct equity financings.

Presently, Soltera does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the increase in the authorized capital is to provide Soltera with more flexibility and opportunities to conduct equity financings, and not to construct or enable any anti-takeover defense or mechanism on behalf of Soltera.  Although the increase of the authorized capital could, under certain circumstances, have an anti-takeover effect, the Resolution is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of Soltera’s common stock or obtain control of Soltera.

Other than the Resolution, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Soltera.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, Soltera currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Soltera has no anti-takeover mechanisms present in its governing documents or otherwise.  Soltera confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Soltera’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Soltera or changing its Board of Directors and management.  According to Soltera’s Articles of Incorporation and Bylaws, the holders of Soltera’s common stock do not have cumulative voting rights in the election of Soltera’s directors.  The combination of the present ownership by a few stockholders of a significant portion of Soltera’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Soltera’s Board of Directors or for a third party to obtain control of Soltera by replacing its Board of Directors.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Soltera nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolution.

c.	Voting Securities and Principal Holders Thereof

As of April 15, 2008, there were 66,565,000 outstanding shares of common stock of Soltera, each of which was entitled to one vote for the purpose of approving the Resolution.  Stockholders of record at the close of business on April 15, 2008 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Soltera confirms that there are no convertible securities in existence that are convertible into shares of common stock.

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(i)         Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Soltera, the following table sets forth all persons beneficially owning more than 5% of the common stock of Soltera as at April 15, 2008.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Fabio Montanari Via il Perugino 8 Cagliari, Italy, 09121	34,700,000	52.1%

[1] Based on 66,565,000 shares of common stock issued and outstanding as of April 15, 2008.

(ii)         Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Fabio Montanari Via il Perugino 8 Cagliari, Italy, 09121	34,700,000	52.1%
shares of common stock	Nadwynn Sing 1005 – 289 Drake Street Vancouver, British Columbia V6B 5Z5 Canada	500,000	0.8%
shares of common stock	Kevan Ashworth The Cottage Bullbeggars Lane Woking, United Kingdom, GU21 4SQ	0	0%
shares of common stock	Directors and Executive Officers (as a group)	35,200,000	52.9%

[1] Based on 66,565,000 shares of common stock issued and outstanding as of April 15, 2008.

(iii)         Changes in Control

Soltera is not aware of any arrangement that may result in a change in control of Soltera.

Item 2.                      Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.                      Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Soltera’s outstanding shares of common stock approved the Resolution on April 15, 2008.   At that time and as of the date of this Information Statement, Fabio Montanari has a direct beneficial ownership in 34,700,000 shares of common stock in the capital of Soltera, Nadwynn Sing has a direct beneficial ownership in 500,000 shares of common stock in the capital of Soltera, and Kevan Ashworth has no beneficial ownership in any shares of common stock in the capital of Soltera.

Management has not received any notice of opposition to the Resolution.

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Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ Nadwynn Sing
Dated:  July 8, 2008
  Nadwynn Sing – Director & CFO

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